Corrected Transcript 1-877-FACTSET www.callstreet.com Total Pages: 21 Copyright © 2001-2021 FactSet CallStreet, LLC 11-Nov-2021 YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Exhibit 99.2

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 2 Copyright © 2001-2021 FactSet CallStreet, LLC CORPORATE PARTICIPANTS Tom Shaw Vice President-Investor Relations, YETI Holdings, Inc. Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. ... OTHER PARTICIPANTS Robert F. Ohmes Analyst, BofA Securities, Inc. Randal J. Konik Analyst, Jefferies LLC Camilo Lyon Analyst, BTIG LLC Brooke Roach Analyst, Goldman Sachs & Co. LLC Peter Benedict Analyst, Robert W. Baird & Co., Inc. Peter Keith Analyst, Piper Sandler Jim Duffy Analyst, Stifel, Nicolaus & Co., Inc. Kaumil Gajrawala Analyst, Credit Suisse Securities (USA) LLC Matt Koranda Analyst, ROTH Capital Partners LLC ... MANAGEMENT DISCUSSION SECTION Operator: Greetings and welcome to YETI's Third Quarter 2021 Earnings Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded. I would now like to turn the call over to Tom Shaw, Vice President of Investor Relations. Thank you. You may begin. ... Tom Shaw Vice President-Investor Relations, YETI Holdings, Inc. Good morning, everyone, and thanks for joining us to discuss YETI Holdings' third quarter 2021 results. Before we begin, we'd like to remind you that some of the statements that we make today on this call, including those statements relating to the impact of the COVID-19 pandemic on our business, may be considered forward- looking. And such forward-looking statements are subject to various risk and uncertainties that could cause our actual results to differ materially from these statements. For more information, please refer to the risk factors detailed in our most recently filed quarterly report on Form 10-Q. We undertake no obligation to revise or update any forward-looking statements made today as a result of new information, future events or otherwise, except as required by law.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 3 Copyright © 2001-2021 FactSet CallStreet, LLC During our call today, we'll be discussing certain non-GAAP measures pertaining to completed fiscal periods. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures are included in the press release issued this morning. We use non-GAAP measures as a lead in some of our financial discussions, as we believe they more accurately represent the true operational performance and underlying results of our business. Today's call will be led by Matt Reintjes, President and CEO of YETI, and Paul Carbone, CFO. Following our prepared remarks, we'll open the call for your question. Before I turn the call over to Matt, I want to remind everyone that today is Veterans Day, as well as an SEC holiday. As such, we anticipate that our 10-Q and 8-K for the earnings press release will be available tomorrow. With that, I'll turn the call over to Matt. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. Thanks, Tom. Good morning. Before we begin, with this being Veterans Day, I want to take a moment to recognize and honor all those that served and, in particular, our veterans here at YETI. Thank you all for your service. Turning now to YETI. We delivered a strong third quarter, supported by strength in demand for the YETI brand and our product portfolio. Amidst the demand signals and the persistent supply disruptions, we continue to drive deep, relevant connection with our customers through a commitment to innovation in our brand and product. As we have discussed since our IPO three years ago, these connections are rooted in products designed to exceed expectations and provide a very high level performance, aspirational and inspirational brand and product storytelling and investment in the digital future of customer acquisition, consideration, purchase and retention across all our channels. Shifting to our Q3 highlights. We delivered top line growth of 23%, which was well balanced across our categories and channels. These results come on top of our strong performance last year, as we delivered third quarter growth up 58% relative to Q3 2019. Putting 2021 in context, year-to-date growth is up 57% relative to the same period in 2019. On adjusted operating margin, for the third quarter, 2021 remained an impressive 20.5%, and we drove better than planned adjusted EPS growth. Before diving into our strategic growth priorities, I want to provide a closer look at how we're executing in this very dynamic and challenging supply chain environment. While we do not know exactly when global operations will return to normalcy or fully settle out, our team, alongside our partners, are taking actions, where possible, to mitigate disruption in the current quarter and into 2022. Let me start with reports of COVID-19 disruptions to production in Vietnam. As we originally discussed last quarter, the government-mandated shutdown impacted one of our soft coolers suppliers, resulting in a nine-week closure through late September. Our factory has resumed production in the current quarter and is ramping capacity as they work closely with the local government on the full reopening. Through a combination of our incredibly tight working relationships with our local partner, our team in the region, the benefits of supplier redundancy that we have built over the past three years and leveraging the rest of our product portfolio to offset supply disruption on soft coolers, we expect negligible net impact to planned Q4 sales. We currently expect soft cooler supplies to continue to ramp through 2021 and into 2022 to support our wholesale and direct channels, as our suppliers focus on production of existing products and new product innovation.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 4 Copyright © 2001-2021 FactSet CallStreet, LLC As it relates to freight costs, YETI faces the same broad-based challenges impacting many industries, extended shipping times driven by port and transportation delays plus the rising cost pressures seen throughout 2021. Our team is doing a nice job of staying close to this fast evolving landscape and making adjustments to put YETI in the best supply and cost position possible to maximize product availability against the demand we are seeing. The resulting cost pressures from freight increased in the third quarter. And we don't expect or see a near-term easing, so our team is fully focused on managing our mitigation efforts in the quarters ahead. Finally, our suppliers have seen inflationary pressures across key raw material procured for our products. However, the financial impact to us has been much more limited year-to-date as we have been able to leverage our growing global scale and strong standing with many of our key suppliers. This balance has kept us in line with our annualized cost savings this year. While we work closely with our supplier partners to combat rising input costs, we do expect these pressures will persist into next year. As we analyze these various cost headwinds against a strong demand for our products, we continue to develop and execute strategies that we believe are strong not only short-term, but also are long-term strategic for YETI. Based on our expectations of the above factors continuing into next year, we are planning to implement targeted price increases in 2022 to help offset some of the cost pressure that we believe will persist. We'll provide more specific color on these actions on our fourth quarter call. Even with this disruptive supply chain environment, customer demand remains incredibly strong and resilient, with consumer sell-through in our omni-channel showing strength. Now, I'd like to turn our attention to some of our key brand growth efforts during the quarter. As travel started to resume, YETI launched a multifaceted campaign dubbed Take Back Travel, with a focus on travel as an active outdoor pursuit. At the brand level, this included 30-second digital spots that showed traditional travel amenities, such as [ph] infinity pools and penthouse suites, reimagined as saltwater flats and hanging from the side of a rockface in the wild (6:41-6:47). As we do in our blend of brand and product marketing, we focus on cross-category consideration of YETI products, from coolers to bags to drinkware. This combination of meaningful brand connections with effective product storytelling continues to be a formula that works for YETI and delivers exceptional consumer engagement. While Take Back Travel focused on audience reach and consideration, we also used the opportunity to connect with our history and founding, celebrating the brand's 15th anniversary. We leveraged our archive of content to create a social series that featured our first ad for the original Tundra, our journey to pass the grizzly bear test and endorsements from our very earliest ambassadors. We also brought back in a very limited run, a special colorway of a retired YETI cooler that was particularly beloved in the angling community as a casting platform. This special edition Tundra 50 sold out within hours of launch. As today is Veterans Day, it seems fitting to mention that we partnered once again with Folds of Honor last week to sell a limited edition Veteran's Day tumbler for the benefit of families of fallen and disabled service members. This limited edition sold out in under 24 hours and YETI will be donating $150,000 to this worthy cause. In addition to the consumer receptivity to the brand, we're seeing recognition for the work our team is doing to grow and expand it. We were honored to be selected by Fast Company in its inaugural list of Brands That Matter.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 5 Copyright © 2001-2021 FactSet CallStreet, LLC Beyond just numbers, this recognition focuses on brands that have achieved relevance through cultural impact and social engagement, featuring branding that authentically communicates their mission and ideals. We were also pleased with the overall execution of marketing supporting new products during the third quarter, while also reintroducing older YETI favorites to newer fans of the brand. Starting with fall colors, we evolved our approach and unveiled the complete range of color upfront, before highlighting the inspiration and story behind each separate colorway. This had a positive effect of revealing the entire launch and then giving an opportunity to elongate the product release. This latest collection featured Highlands Olive in early August, Sharptail Taupe in late August and Harvest Red in early September. Extending our color story and in conjunction with Breast Cancer Awareness Month, we also launched Sandstone Pink in early October. This colorway launch included integrated marketing support and a donation in support of Boarding for Breast Cancer and Casting for Recovery, two great organizations that we have proudly partnered with each October for the past five years. Our reintroduced travel mugs were released in 20 and 30 ounce sizes. Our Rambler 18-ounce HotShot Bottle for hot beverages provided a great extension to the 12-ounce version. And further targeting demand for large capacity drinkware, we released our Rambler 64-ounce bottle, which is off to a great start. In bags, our second generation Camino tote is exceeding expectations for this incredibly versatile and durable product. We have also been pleased with the performance of our new line up of bags and luggage, in particular our backpacks. Overall, our bags business continues to grow in product awareness and sales performance, as supply availability improved in the quarter. The entire portfolio of bags continues to receive very strong consumer ratings, consistent with YETI products. Finally, on hard and soft coolers, demand remains robust. Our flow of seasonal colors helped drive the quarter. And we expect core color inventory positions will begin to improve across channels in Q4. Our supply chain and innovation work will continue to drive improved in-stocks in evolution across the product family as we move into 2022. Our channel strategy is focused on being excellent, when and where the customer finds us. Our DTC channels represented 54% of our sales mix during the third quarter. Our largest DTC business, YETI.com, generated strong growth supported by gains across our region. This performance is underscored by the overall quality of our customer base, which we see through retention rates, year-to-date growth of new customer acquisition on top of last year's strength, and double-digit year-over-year percentage increases in revenue per customer. Overall, we are making great strides in our data analytics and are focused on leveraging data to personalize the brand and product journey. Corporate sales remain robust, as the consumers head back to the office and employers resume employee gifting, in addition to the success of the outbound vertical market sales structure we implemented in the spring. Finally, YETI-owned retail is performing well above plan as we heightened our focus on execution of the store experience and merchandising. During Q3, we successfully implemented an enhanced merchandising approach, improved store layout, and expanded Gear Garage destination. Last week, we opened our ninth store with Houston and are excited to debut in Arizona next week, with the location in Scottsdale bringing our total fleet to 10.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 6 Copyright © 2001-2021 FactSet CallStreet, LLC Within wholesale, we are primarily focused on rebuilding channel inventory. When we are in stock and fully merchandised, we see sell-through performance follow suit. We saw great response when new product efficiently flowed to our partners and onto shelves, continuing to give us confidence in channel demand as we focused on our replenishment work. Moreover, we are working closely with our wholesale partners to optimize their assortment and merchandising. We are also actively managing our wholesale footprint and reach, which is evolutionary work we have undertaken for the past five years, including this past quarter. In the effort to provide the highest quality of experience with YETI for our consumers, we made the choice to reduce our independent wholesale footprint to approximately 3,000 accounts. While this will not have a material financial impact, as we will allocate future inventory to the rest of our strong wholesale partners, this action builds upon our efforts to align our distribution and focus on accounts where there's a high standard of merchandising, assortment, and service. I want to reiterate that the wholesale network remains an integral part of YETI and our ability to drive connection of the brand with consumers. YETI's international opportunity is significant, as we remain on the cusp of reaching 10% international sales mix, even with the strength of our US business. We are focused on the markets where we have an active presence and are showing success, replicating many of the elements of the US playbook, while developing localized elements to resonate with the global consumer. Brand demand and interest remains high, and we are leveraging this momentum to drive sustainable and replicable success. Canada and Australia are excellent templates for how to expand globally, both showing great momentum even with the delayed COVID reopening. In Canada, we are beginning to see more normalized wholesale operations as vaccination rates rise. Australia is also seeing a reduction of many COVID-19 restrictions in markets, such as Melbourne and Sydney, in time for the important summer season, which will position YETI well with local Aussie customers. We are still significantly outpacing our projections in this market. In Europe and the UK, our go-to-market strategy is led by localized e-commerce sites, followed by a steady increase in wholesale doors to further drive brand awareness and consideration. We are now in over 450 locations across the region, focusing on destinations that cater to relevant consumer activities in each market. As you may recall, this approach started two years ago when we announced Farlows as our first wholesale door in the region, a natural fit for the brand given its high standing for fishing and country sports enthusiasts. Newer openings have focused on more diverse audiences and locales, from Goodhood, an influential household goods and streetwear destination in London; to [indiscernible] (14:13), a shop offering a curated selection of modern outdoor product [ph] in Munich (14:19). As the brand reach grows, we are actively building out our YETI team to take advantage of the opportunity. As I hand the call over to Paul, I want to emphasize three points as we think about where YETI is today and how we are approaching the road ahead. First, demand for the brand remains strong. We have consistently seen that when we flow inventory and merchandise it well, whether through DTC or wholesale, there's a corresponding velocity in demand. Building and servicing omni-channel demand remains a significant focus and opportunity. Second, it goes without saying that we operate in a truly unique time, that comes with a variety of external pressures impacting not only YETI, but the broader consumer goods sector. In this environment, we are proud to be delivering on our top and bottom line outlook for the year, while taking appropriate actions to mitigate ongoing impacts.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 7 Copyright © 2001-2021 FactSet CallStreet, LLC Finally, we remain diligent at how we build the YETI foundation globally and at scale. The focus is on development of exceptional product, telling relevant brand stories and maintaining that deep customer engagement I highlighted in the beginning. At the same time, we are harnessing and building this great culture and team to ensure we capitalize on the opportunities ahead. And now, I would like to turn the call over to Paul. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. Thanks, Matt, and good morning. Let me start with a review of the third quarter, followed by our thoughts on the balance of the year and our updated outlook. We will then open the call up for your question. Net sales increased 23% to $362.6 million, compared to $294.6 million in the prior-year period. As Matt highlighted, this performance followed the strong growth in last year's third quarter to generate an impressive two- year compounded annual growth rate of 26%. Direct-to-consumer net sales grew 31% to $197.1 million, compared to $150.4 million in the same period last year. Direct-to-consumer performance was driven by strength in both our Drinkware and Coolers & Equipment categories, as well as across our owned digital properties, corporate sales and YETI retail. Overall, our direct-to-consumer mix increased to 54% of net sales for the period, compared to 51% last year. Wholesale net sales increased 15% to $165.5 million compared to $144.2 million last year. Similar to DTC, our wholesale performance was driven by both our Drinkware and Coolers & Equipment categories. Wholesale inventory improved throughout the quarter and is now trending higher year-over-year. We have ample work ahead to more consistently replenish the channel, while we remain encouraged by strong consumer demand when in stock and fully assorted. By category, Drinkware net sales increased 24% to $205 million, compared to $165.9 million last year. We continue to be pleased with the broad-based demand across our Drinkware portfolio, as well as the strong customization trends we have seen with both YETI.com and corporate customers. Importantly, our heritage products remain strong, as we see items like our Rambler 20-ounce Tumblers continue to perform extremely well after seven years in the market. We see the vitality of our offerings further enhanced by introducing seasonal colorways and more broadly adding product features, such as MagSlider Lids and Chug Caps. At the same time, we have been effective building demand across more consumer use cases. During the third quarter, these efforts included the introductions of the Rambler 64-ounce Bottle, the Rambler 18-ounce HotShot bottle, and two travel mugs, the latter of which further expanded to the wholesale channel early in Q4. In Coolers & Equipment, net sales increased 20% to $149 million, compared to $124.2 million during the same period last year. Demand for both soft and hard coolers remains strong, with soft coolers outperforming, given the more limited supply of hard coolers. Our Flip line of soft coolers has consistently been a strong performer, led by the versatile BackFlip, which combines the performance of a soft cooler with the functionality of a backpack. Continuing in bags, our third quarter focus remained on building category consideration with new and existing customers, which not only supported our expanded Crossroads lineup, but also drove growth in our existing Panga line. At the same time, our new and improved Camino tote is off to a great start following its August launch.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 8 Copyright © 2001-2021 FactSet CallStreet, LLC Internationally, net sales grew 69% to $34.1 million, representing 9% of total net sales. We remain excited about YETI's international opportunity, given the strong demand dynamics and corresponding growth we are seeing across Canada, Australia, Europe and the UK. Gross profit increased 19% to $207 million or 57.1% of net sales compared to $174 million or 59.1% of net sales in the same period last year. Compared to the same period in 2019, gross margin expanded 470 basis points. The 200 basis points year-over- year contraction was driven by the following unfavorable factors: 210 basis points from higher inbound freight; 110 basis points from higher duties related to the expiration of the GSP program at the beginning of the year; and 70 basis points from all other impact. These headwinds were partially offset by 140 basis points from lower inventory reserves and 50 basis points from product cost improvements. Adjusted SG&A expenses for the third quarter increased by 31% to $132.8 million or 36.6% of net sales as compared to $101.6 million or 34.5% of net sales in the same period last year. The 210 basis point increase as a percent of net sales was driven by non-variable expenses increased as a percentage of net sales by 210 basis points, primarily driven by higher planned marketing expenses, coupled with more normalized overall spending compared to last year's expense reductions in response to the COVID-19 uncertainties during the period. Variable expenses were flat as a percentage of net sales. Adjusted operating income increased 3% to $74.2 million, contracting 410 basis points to 20.5% of net sales compared to $72.4 million or 24.6% of net sales during the same period last year. Compared to the same period in 2019, adjusted operating margin expanded 450 basis points. Our effective tax rate was 20.5% during the quarter compared to 24.4% in last year's third quarter, with the lower rate reflecting a discrete income tax benefit related to stock compensation. Adjusted net income increased 7% to $57.1 million or $0.64 per diluted share compared to $53.5 million or $0.61 per diluted share in the prior-year period. Now turning to our balance sheet. Our third quarter cash position increased to $259.3 million compared to $234.8 million in the year ago period. Inventory increased 98% to $266 million compared to $134.6 million during the same quarter last year. Inventory growth on a two-year compound annual growth basis was 13%, in line with our expectations and below the sales two-year compound annual growth rate of 26%. Our inventory balance does include a higher than planned rate of in-transit inventory, given the extended lead times from ongoing supply chain disruption. Total debt, excluding unamortized deferred financing fees and finance leases, was $118.1 million compared to $238.8 million at the end of last year's third quarter. During the quarter, we made principal payments of $5.6 million. As we turn to our updated outlook for the full year, we are raising both our top and bottom line outlooks once again. We now expect full year net sales to increase between 28% and 29% compared to fiscal 2020. This higher range for the full year factors in upside from our third quarter performance and an approximate 200 basis point negative impact in the quarter, as last year's fourth quarter was a 14-week period. We continue to expect full-year gross margins to remain flat from the record 57.6% level last year. This assumes year-over-year margin contraction in the fourth quarter, where we are comparing against a very strong year-ago level of nearly 60%. Expected headwinds for the period include higher inbound freight expense, the impact of the non-renewal of GSP, and greater input cost pressures.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 9 Copyright © 2001-2021 FactSet CallStreet, LLC Looking at SG&A, we now expect expense dollar growth to be slightly below overall sales growth. Non-variable expense growth for the year is expected to trend slightly below our revised total sales growth, while variable expenses, tied most directly to our faster growing and higher gross margin direct-to-consumer channel, will grow in line with total sales. For the fourth quarter, we continue to expect adjusted SG&A growth to moderate sequentially to high single digits year-over-year as we compare against more normalized spending in the year- ago period. As a result, our full-year adjusted operating margin outlook is now expected to increase to approximately 20.8% compared to 20.5% in the prior year. The effective tax rate for fiscal 2021 is now expected to be approximately 22%, given the discrete income tax benefit recorded in the third quarter. Based on full-year diluted shares outstanding of approximately 88.7 million, we expect adjusted earnings per diluted share to grow 34% to 35% to between $2.51 and $2.53 compared to $1.87 in fiscal 2020. On our balance sheet, we will continue to focus on driving our replenishment efforts amidst the challenging supply chain backdrop. This will result in planned build of inventory in the fourth quarter to approximately $300 million, reflecting our ongoing restocking efforts in the continued impact of elevated in-transit times. We believe execution of this inventory build will be a key driver in better satisfying the strong demand we continue to experience across all of our channels. We continue to expect capital expenditures of $55 million to $60 million for the full year, primarily reflecting technology upgrades, including enhancements to SAP, website optimization, and expanded data analytics capabilities, as well as spending for product development and to support increased capacity for existing products. Before turning to Q&A, I would like to reiterate how incredibly proud I am of the work of our team in this truly unique environment. This starts with our unrelenting focus in driving brand engagement and product demand, both of which remain incredibly high and we believe will support our momentum into 2022. It also reflects our ability to adapt, manage, and mitigate the ongoing complexities of external headwind, nearly all of which will remain priorities as we first execute through the holidays and finalize our planning for next year. Our ability to raise both our top and bottom line outlooks consistently throughout the year is a testament to this team's tireless efforts. With that, I would now like to turn the call back over to the operator to take your question.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 10 Copyright © 2001-2021 FactSet CallStreet, LLC QUESTION AND ANSWER SECTION Operator: Thank you. We will now be conducting a question-and-answer session. [Operator Instructions] Our first question has come from the line of Robby Ohmes with Bank of America. Please proceed with your question. ... Robert F. Ohmes Analyst, BofA Securities, Inc. Q Hey. Good morning, guys. Great quarter. Listen, the – I'm going to ask a question you guys probably get asked all the time. Can you talk to us about the stimulus benefit that you think you saw in – this year and maybe in part of last year as well, and how we should think about that and how you look to lap that, or two years of that, in the first half of 2022, and how we should think about if there has been any pull-forward of sales into 2021 or et cetera related to those solitary leisure demand dynamics? Thanks. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Hi, Robby, Matt. Good morning. Great question. What I would say and we said all through 2020 and we've said year-to-date through 2021 is we've really seen consistent growth. And you think about YETI's three years as a public company, we continued quarter-over-quarter to drive demand through a combination of product innovation, existing product performance, what we think is outstanding marketing and consumer engagement. And so, when we think about discrete benefit from stimulus, we really don't attribute the performance of YETI to a discrete thing. We think it's actually the growing awareness, the growing consideration, the performance of our DTC channels, the strength of our wholesale partnerships and then putting good product out there and telling great stories. As we talked about, supply continues to be one of our opportunities and it's something that we saw in 2019. We saw it in 2020 with some of the disruption that happened. And we've continued with the growing demand to continue to chase that supply and we expect that to continue into 2022. ... Robert F. Ohmes Analyst, BofA Securities, Inc. Q That's really helpful. And then just a quick follow-up related to some of the supply issues. How are you thinking about – I know that you had talked about China as a place where you could see roll out and it sounds like things are going well in Canada and Australia, but are you delaying initiatives for international, either related to supply chain or other reasons? ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah. I would say we're pacing our international growth to make sure we're supporting the markets that we're in and build a great foundation. So, the biggest kind of expansion over the last couple of years has been in Europe and the UK and we're still in the early days of building that out. And we talked in the prepared remarks about the traction and the success we're seeing there. I think the rest of the opportunity internationally remains. And some

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 11 Copyright © 2001-2021 FactSet CallStreet, LLC of it's going to be as we build out availability of supply, as we build out infrastructure, to go take advantage of that in an appropriate and proper way. So, I don't think our outlook has changed at all on the opportunity. It's really just the timing. And, as you point out, the timing has to do with making sure we can supply fully our domestic market, supply the international markets we're in today, and then really enter new expansionary international markets in a successful way. ... Robert F. Ohmes Analyst, BofA Securities, Inc. Q That sounds great. Thanks so much, Matt. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Thanks, Robby. ... Operator: Thank you. Our next questions come from the line of Randy Konik with Jefferies. Please proceed with your questions. ... Randal J. Konik Analyst, Jefferies LLC Q Yeah. Thanks a lot. I just want to follow up on international. Can you maybe just talk about where our awareness level's sitting right now with those international markets? And have you started to distort some of your marketing dollars towards those regions? Just give us some color and flavor there. And then, just on your comments around infrastructure setting up for international more, just give us – maybe elaborate a little bit more, Matt, on just what you're doing in terms of getting those markets ready with more infrastructure to support an accelerated rollout? That'd be super helpful. Thanks. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Morning, Randy. Yeah. I would say on the international awareness, it's still low in the newer markets. Awareness over the last four years in Canada has significantly grown. I would say awareness in Australia has significantly grown. And you're seeing the continued year-after-year strength in those markets that we talk about on these calls. In Europe and the UK, it's much earlier stage. I think the benefit of building a brand internationally today is that things like social media, our ambassador relationships, the events that we do that have a global flavor to it, have actually led the brand to being present even before some of our commercial operations are present. So, I think in the early days in Europe and the UK, we're seeing the benefit of that. I think we've been pleasantly surprised with the amount of on-the-street awareness of the brand. But it's a little like some of the regional expansion we saw in the US going back five, six years ago, which is the opportunities there, the early days of awareness are there to build upon. And so, our focus now is on driving kind of broad-based marketing efforts for brand awareness and also the really tight endemic relationships that we build through our ambassador and our event partnerships. So, we see early opportunity, really early strength there, and a real platform to grow upon. As it relates to infrastructure, one of the things that we decided was we wanted to expand internationally and build out our own YETI infrastructure. We believe that having that direct connection with our wholesale partners and

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 12 Copyright © 2001-2021 FactSet CallStreet, LLC having a direct e-commerce presence and also having direct marketing relationships was important, instead of kind of the faster use of distribution partners. And so – but we also do it in a really thoughtful, cost effective way. So, we built out our 3PLs. We have 3PL support in our existing markets. We have our e-commerce presence where we help drive the performance marketing in that e-commerce business. And then building out our team smartly so that they can take advantage of both the consumer engagement, but also all the operational backbone. We think that's a really scalable model. We think it's a cost effective model. And it's one that has now worked in three major regions and one we'd look to replicate as we expand further. ... Randal J. Konik Analyst, Jefferies LLC Q That's super helpful. And then, just following up, maybe for Paul, you talked about pricing. You're going to take price increases to offset costs, I think, going into next year. So, just give us some kind of ways that you're thinking about the mosaic here around freight increases, but you're getting benefits from the continued DTC shift, the price shift within DTC, the more towards YETI.com from Amazon.com. I think you guys continue to get scale benefits from volume increases with your manufacturing partners. So, maybe just give us some of that mosaic to think about as we're heading towards the end of this year into next year without, obviously, giving guidance, but just giving us some things to think about as we are ending this year. Thanks. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A Good morning, Randy. Thanks. You hit the big levers. We are – just to step back. We are in our process of 2022 planning. And as we've done for the last several years, we'll give you all more insight as we report fourth quarter earnings and give an outlook to next year. But the mosaic, to use your word, is absolutely the items that you talked about. So, inbound freight continues and we expect the rates to continue into next year. Input costing price pressures, GSP, a full year with average costing, we have a full year of GSP next year, and then the offsets, the DTC channel or the channel mix. So those are the levers. And, obviously, Matt talked about pricing this morning. That will be an offset to some of those headwinds. So, we're going through our planning, but you've hit the right levers and the right things that we are looking at, managing, mitigating and driving as we plan for 2022. ... Randal J. Konik Analyst, Jefferies LLC Q Understood. Thanks, guys. ... Operator: Thank you. Our next questions comes from the line of Camilo Lyon with BTIG. Please proceed with your questions. ... Camilo Lyon Analyst, BTIG LLC Q Thanks. Good morning and a really great job, guys. Excellent execution. As we think about high level 2022, Paul and Matt, do you foresee a step-up in the investment cadence to further the brand's reach? I know you've talked a lot about international, but it seems like you're managing both the investments in those domestic markets and international markets well, given the top line that you're generating.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 13 Copyright © 2001-2021 FactSet CallStreet, LLC So, do we see a level of step-up investment that's necessary to perpetuate the top line that you're generating now? And in this context, where can margins go in the long-term? I mean, 20% or so EBIT margin this year, with mix benefits continuing to be there, you're approaching luxury-type margins very quickly. So, I'm curious. How are you thinking about the longer-term margin opportunity? ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah. Camilo, I'll take the front-half on the investment as it relates to demand and driving awareness to the brand and Paul can take the margin question. What I would say is we continue to be really efficient and effective with our marketing dollars. We don't – and I think we've shown this as we expanded from more of a regional brand five, six years ago to an emerging global brand. And we can deploy those dollars in a really effective way, connect with consumers, create maybe the most powerful marketing tool we have, which is peer-to-peer reference and we talked about the power of a YETI consumer telling another YETI consumer about our product. And we're seeing the benefit of that, not just with our recent domestic expansion, but our international expansion. So, we think we can be really efficient and effective with our marketing spend and our brand spend and drive and replicate a lot of the model that we have here in the US. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A And on margins – good morning. On margins, [ph] operating inc. (40:35) margins that you asked about, I would say we look at the P&L holistically and really up and down the P&L gross margin and OpEx. And we want to – demand for this brand is incredibly strong. We expect it to continue and we will feed that strength and build into that strength. So, as we think about the overall P&L, we're really happy where we're ending this year. We started the year saying operating margins would be roughly flat to last year. Throughout the year, with all the headwinds of gross margin that we've incorporated, with this morning's updated outlook, is up approximately 30 basis points over last year. So, I think what you've seen from this management team is this holistic balancing of the P&L. And I expect that to continue into next year. And, again, as we give our outlook for 2022 when we report fourth quarter earnings, you know, we'll give you the drivers of that. ... Camilo Lyon Analyst, BTIG LLC Q That's great. And if I could just have a quick follow-up on supply chain, but more from the perspective of your factory partners. Are you adding factory partners to more diversify your base, or are you going deeper with your existing partners so that you're able to continue to wring out cost savings? ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah, Camilo, it's really both. And we've been on this journey over the last five years and really accelerated with the tariffs of a few years ago, is driving both that diversity of geographic and diversity of suppliers that we use, while also leveraging the growing demand and growing volume to deepen our relationships. So, we're really – we really have the opportunity to drive both of them. And that's what our team is focused on and has done an outstanding job of. ... Camilo Lyon Analyst, BTIG LLC Q Excellent. All the best. Thank you.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 14 Copyright © 2001-2021 FactSet CallStreet, LLC Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Thanks. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A Thanks. ... Operator: Thank you. Our next questions comes from the line of Brooke Roach with Goldman Sachs. Please proceed with your questions. ... Brooke Roach Analyst, Goldman Sachs & Co. LLC Q Good morning, and thank you so much for taking our question. Matt, you talk a little bit in your prepared remarks about the trimming of the independent wholesale partner base to about 3,000 doors. Can you talk a little bit more about your overall wholesale marketplace strategy from here and maybe any insights that we should be gleaning from this update that you've given today? And then, perhaps a follow-up on the overall levels of sell-through versus sell-in that you're currently seeing across your wholesale partnership. It seems like you talked in your prepared remarks a little bit about very strong sales velocity at doors when the location is fully assorted. Can you talk to the number of doors or the percentage of your doors where you are close to that fully assorted level of inventory and where you might be by the end of the year? Thank you. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Thanks, Brooke. I'll take the front-end. Paul will take the back-end. On the wholesale relationship, our wholesale partners are incredibly important to us, as I said in my remarks. They really do anchor the YETI product. They do anchor the YETI brand, and they're a great point of engagement with the consumer. So, we continue to invest there. And what we have seen over time is that we really want to invest and build behind strength and help build up our best partners and make sure that we have the right reach, but that we're also supporting our best partners in the right way. And so, I would say the evolution in the accounts is really just a continuation of what we've been doing for the last five-plus years, which is as the business has transformed and as the consumer has chosen to shop across the omni-channel, it gave us the opportunity to go out and identify the best partners we have and work with them on merchandising presentation, how they tell brand stories and also, as Paul talked about, keep them in stock. And so, I don't think it's changed our strategy. I think it's a continuation of the strategy. And wholesale remains an important part domestically, and it's an important part internationally of how we're expanding the business and the brand. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A And from a inventory and sell-through, I'd say, as we talked in our prepared remarks, this is our first quarter where we've turned positive year-over-year after all of 2020, quarter-over-quarter inventory was negative, the first two

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 15 Copyright © 2001-2021 FactSet CallStreet, LLC quarters of this year. So we've turned positive. So we're making inroads into restocking the channel. One of the – and this is a great problem to have. One of the headwinds of restocking the channel is strong demand. So, as soon as we get the merchandise there, it is selling through. So that's again a great problem to have. Sell-through, as we're restocking stores and wholesale customers, sell-through is – it shows in the sell-through. So, the customer – the consumer demand is there. You asked about what percent is fully stocked. I'll answer that in a little different way, not against different customers. It's really against our category. So, in hard coolers is our most constrained category. And I would be surprised if you talked to any of our customers if they said they had enough hard coolers. So, hard coolers – and we'll continue to build wholesale inventory or channel inventory throughout 2022. Soft coolers, better than hard coolers, but still constrained, and then drinkware is in the best replenishment state. So, it's really about our categories, less than any particular customer. And we would expect inventory, channel inventory, to remain positive by the end of the year. It's all based on our assumptions of demand et cetera, but we do expect now to maintain this through the end of the year. ... Brooke Roach Analyst, Goldman Sachs & Co. LLC Q Thank you. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Thanks, Brooke. ... Operator: Thank you. Our next questions come from the line of Peter Benedict with Baird. Please proceed with your questions. ... Peter Benedict Analyst, Robert W. Baird & Co., Inc. Q Hey, guys. Good morning. Matt, you mentioned a double-digit increase in revenue per customer during your prepared remarks. And I just was wondering if you could maybe dive into that a little deeper. What's driving that? I know you guys have been working on personalization, customer retention efforts, but just maybe a little context around that and detail on what's driving that. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Absolutely, Peter. Yeah. We're – as we talked a few times on these calls, we're incredibly excited about the opportunity and potential of our data analytics work and our data intelligence. We're really excited in what we're seeing in the customer data, as we've collected it over a long enough period now where we have a pretty good look at what the customer make-up looks like. And then, you add last year, which was a significant year of customer acquisition. And as we've rolled over last year's customer acquisition, we've actually seen growth in customer acquisition this year. So, we've seen it continue as our intelligence gets better, as this big volume on the acquisition side comes in. We're comping it and we're also driving higher retention rates. So, in addition to the acquisition side, we're driving strong retention rates, which in – and then you combine that with, as you called out, that I mentioned, the double- digit increase in revenue per customer. So, it's a really nice formula.

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 16 Copyright © 2001-2021 FactSet CallStreet, LLC What we've really focused on from a retention perspective is making sure we understand the data and letting the data inform customer buying patterns, whether those are repeat purchases or likelihood to buy second, third, what that next purchase looks like. And our team just continues to get smarter and smarter about it and let the data and the intelligence lead the way. And then, combined with that, we've really been driving our acquisition efforts. And it's allowed us to get more granular around our performance marketing and make sure that we're directing our performance marketing to drive that new customer to YETI.com funnel. So, it's a really good balance of using the data to help us with retention and repeat consideration and then using that experience and how customers came into YETI to feed the top of the funnel in the acquisition. ... Peter Benedict Analyst, Robert W. Baird & Co., Inc. Q No, that's helpful. Thanks. And then I guess on the inventory front, the $300 million at the end of the year was better than, I think, anybody was thinking as you kind of came into this year. Where, Paul, are you seeing the most improvement there? Kind of how – I guess, how are you getting that? And then, just as we think about the pace or the cadence of innovation in 2022, has that been impacted at all, just given all the supply chain friction that's out there? ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A So, I'll start with the inventory question overall. So, at the end of the year, as you said, we said approximately $300 million. The healthiest category will be Drinkware, and that's similar, as we've talked about, the wholesale channel, that's, you know, on our balance sheet as well. In-transit inventory has continued to expand. You know, it was over 50% of our increase year-over-year in the third quarter was in transit. So, a lot of that inventory at the end of the year, I expect to be in transit as well. But to your direct question, Drinkware will be the healthiest, then soft coolers, and then hard coolers. And, again, hard coolers go out of our distribution center as fast as they come in. Overall, from a – if we look to next year on innovation, there hasn't been much disruption. We talked about Vietnam being shut down, but our roadmap for next year has had very little impact from supply chain issues. ... Peter Benedict Analyst, Robert W. Baird & Co., Inc. Q Okay. Great. Good to hear. Thanks so much, guys. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Thanks, Peter. ... Operator: Thank you. Our next questions come from the line of Peter Keith with Piper Sandler. Please proceed with your questions. ... Peter Keith Analyst, Piper Sandler Q

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 17 Copyright © 2001-2021 FactSet CallStreet, LLC Hey. Thanks. Nice results, guys. Maybe to follow-up on Peter Benedict's first question, Matt, you gave a great overview of some of the data analytics that you're using to drive existing customer sales and even new customer sales. But I was curious on the Apple iOS privacy changes, it does seem to be impacting sales at some of the DTC brands that are digitally focused. So, could you just hit on that topic and how you guys are navigating it and if the change has eroded any of your advertising metrics? ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah. Peter, thanks for the question. It goes without saying, but, obviously, data privacy is of the utmost importance to us. And we have a team highly focused on it, whether that's domestically or internationally. So, that's kind of a given, but something that's really an area of focus and importance to us. As it relates to the iOS changes, we haven't actually been overly reliant on the tools and channels that are subject to those privacy changes. So, when we look at our performance, we actually haven't seen any real disruption. It's continued to – kind of we've been able to leverage our first-party data, our analytics team's build-out of our algorithms for retention and acquisition that have really allowed us – allowed us to kind of roll through that. So, we've been really pleased with the way it's all come together. ... Peter Keith Analyst, Piper Sandler Q Okay. That's helpful. Maybe pivoting to the other topic, you guys had mentioned that you're going to look to raise prices in the beginning of the year, and we'll hear more around the Q4 conference call. But could you give us just some early color on maybe which categories would see price increases? And then, for a financial question to Paul on this, is it the idea that some of the gross margin pressure will abate by Q1 as these price increases roll in? ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah, I would say the way we think about attacking any challenge is not fundamentally different than the way we went after tariffs and the way we handled the early days of the COVID disruption, which is we look across our business and we look at all the levers we have, and starting with our partnerships with our suppliers and working through the rest of our P&L. And price is one of those things that we are very thoughtful in how we do it. And it's not just about broad-based price changes to act as an offset. We really look at price in a targeted way and, most importantly, in relation to the rest of our product portfolio and in relation to new innovation we have coming. And so, as we think about price for next year, we're looking at products we have planned to come into the market next year, where they're priced, how it fits into the product portfolio. And then, we look at existing products in the product family and where they're priced and where there may be opportunity. And so, I would say it is a broad- based look across the portfolio, but very targeted, targeted within that. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A And from a impact, it is certainly – will be a tailwind to us next year when we take price. And we've gone through the headwinds of freight and things, GSP for a full year. So, it certainly will be a tailwind and we'll dimensionalize that, as we said, more detail on our Q4 call. ... Peter Keith Analyst, Piper Sandler Q

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 18 Copyright © 2001-2021 FactSet CallStreet, LLC Okay. Thanks a lot. Good luck this holiday season. ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A Thank you. ... Operator: Thank you. Our next questions come from the line of Jim Duffy with Stifel. Please proceed with your question. ... Jim Duffy Analyst, Stifel, Nicolaus & Co., Inc. Q Thanks. Good morning, guys. Terrific execution. Two lines of questioning from me. First, I want to ask more just about how you're doing it from an operational standpoint. Can you, Paul, maybe speak more about the tactics you're using to ensure product availability? Is it pulling forward production to get ahead of longer lead times? Are you using any unusual or atypical freight methodologies? And then, maybe can you talk on the specific tactics to prepare for the holiday season surge, things like DC throughput in the peak season and last mile challenges and expenses? ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A Sure. Good morning. Thanks for the question. From a capacity standpoint, back at our manufacturers, they continue to operate at very high rates, very high capacity, as they have for the last really since the middle of Q2 of 2020, when we saw the demand coming out of the darkest days of COVID. So that has continued and nothing has changed there. From a transportation, we're not doing anything out of the ordinary, other than making sure we have container availability, making sure we put things on ships as fast as possible. We talked on an earlier call, we are sending some things through the Port of Houston, which has been beneficial certainly as it hits the port and coming up faster to our distribution centers. So, I think we're just – we have a – we're very, very focused on it. You've seen the downside of – or the impact on gross margins of the higher cost. So, we're not immune to that, but it's really about focus on getting merchandise here. As we think about the holiday and peak performance, as you talked about, we're seeing nice throughput. Our Memphis DC is open. We're seeing nice throughput on the e-comm piece of that and we're ready. From an outbound freight, similar to last year, I think you've read it in the headlines of capacity on carriers. So, we're – we use UPS, but we have a very, very strong relationship with them and believe that we have the outbound capacity certainly to achieve the outlook that we just gave this morning. ... Jim Duffy Analyst, Stifel, Nicolaus & Co., Inc. Q Thanks for that. And then, Matt, I wanted to look around the corner into 2022 a little bit. I think you delayed some new product releases originally planned for 2021. Can you give a high level view of new product pipeline for 2022, anything we should be looking for? ...

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 19 Copyright © 2001-2021 FactSet CallStreet, LLC Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah, Jim. I would say as we think about innovation, one of the things that we look to do is drive innovation in all of our product families. And I think as you look into 2022, we'll continue to do that. And that innovation ranges from the most straightforward, which is colorways, to wholly new product in that product family. And so, we like the pipeline that we have. We like the work we're doing with our design teams and our suppliers to get products ready. And we look forward to 2022 and bringing some products – bringing some new products to market. ... Jim Duffy Analyst, Stifel, Nicolaus & Co., Inc. Q Excellent. Thank you, guys. ... Operator: Thank you. Our next questions come from the line of Kaumil Gajrawala with Credit Suisse. Please proceed with your questions. ... Kaumil Gajrawala Analyst, Credit Suisse Securities (USA) LLC Q Thank you. Good morning, everybody. A quick question. I just want to make sure I heard properly. Obviously, there's a lot of questions around supply and a lot of commentaries in your prepared remarks. Did you say that, by the end of 4Q, you'll have supply or the ability to supply where you'll need it? Or is it the sort of thing that's still sequentially is getting better and, over the course of 2022, we'll get to a point of where you feel like you can get what you need? ... Paul C. Carbone Senior Vice President & Chief Financial Officer, YETI Holdings, Inc. A It is the latter. We will build our supply over the course of 2022. What we said is by the end of the year, Drinkware will be the healthiest, but there will still be spots inside even our Drinkware portfolio. But it will be over the course of 2022. ... Kaumil Gajrawala Analyst, Credit Suisse Securities (USA) LLC Q Okay. Great. And then, if I could ask, you mentioned you had a study kind of new users, follow-on users and such. Are you able to shed a little more light on that in terms of maybe how much of your growth is coming from existing customers? I think 2020 was a year where a lot of – you brought a lot of new customers into the market. Maybe you have a sense of how many of them are repeat buyers this year. Just any more context on that would be useful. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah, I would say, obviously, the best direct data we have is the data that comes to YETI.com. So, that's when we talk about that data, that's the kind of data set that we look at. What we have seen is that we've had relative consistency between new and returning buyers. And that's stayed strong and I think is a really high kind of sign of the health of new customer acquisition and retention. So, as we're driving growing retention rates, we're also driving growing acquisition. And they're working in conjunction. And I think the benefit of having the incredible analytics team that we put together, in conjunction with our e-commerce team, working with our brand and

YETI Holdings, Inc. (YETI) Q3 2021 Earnings Call Corrected Transcript 11-Nov-2021 1-877-FACTSET www.callstreet.com 20 Copyright © 2001-2021 FactSet CallStreet, LLC creative team, is that they're able to stoke both that acquisition and that retention and grow them together, so they're not really growing at the expense of the other. ... Kaumil Gajrawala Analyst, Credit Suisse Securities (USA) LLC Q Got it. Thank you. ... Operator: Thank you. Our final questions for the day for the conference call will come from Matt Koranda with ROTH Capital. Please proceed with your questions. ... Matt Koranda Analyst, ROTH Capital Partners LLC Q Hey, guys. Thanks for sneaking me in here. Just wondered if you could provide any quantifiable metrics in the DTC channel or learnings from the machine learning initiative that you have around AOVs and curious, in particular, if you could compare, at least maybe qualitatively, AOVs for repeat versus new customers and just cadence of repeat purchases from those repeat customers would be helpful. Thank you. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. A Yeah, Matt. Great question. What I would say is we are hyper-aware and hyper-focused on all the things you mentioned. We haven't shared those, but what I would say is what we're seeing is real strength across the range of those metrics. And almost as importantly, we're seeing the growth and trajectory we want. So they're not sitting static. We don't just like the number today. What we're seeing is the intelligence that we're putting to it continues to grow and our ability to affect those in a positive way continues to grow. So, we're not sharing those right now, but what I can say is they continue to help inform the overall business. But the other side of it, I would say is we continue to see great just natural organic growth through, what I would call, our non-data analytics-driven performance of the business. So, we've got this great momentum naturally behind the business, driven by our historical brand building, consumer demand building, and that we're combining it now with this data intelligence, which I think will just grow in importance to us as we move forward. ... Matt Koranda Analyst, ROTH Capital Partners LLC Q Okay. Appreciate it. ... Operator: Thank you. There are no further questions at this time. I would like to turn the call back over to Matt Reintjes for any closing comments. ... Matthew J. Reintjes President, Chief Executive Officer & Director, YETI Holdings, Inc. Thank you all for joining us this morning. We look forward to talking to you with our fourth quarter results. ... Operator: This does conclude today's teleconference. We appreciate your participation. You may disconnect your lines at this time. Have a great day.

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